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                                                                   EXHIBIT 10.15


                               Severance Agreement

         AGREEMENT, made this 26th day of March, 1999, by and between George Conrades ("Executive") and Akamai Technologies, Inc. (the "Company").

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to the Executive in connection with his employment by the Company and due to his responsibility for the policy-making functions of the Company; and

         WHEREAS, the Executive has entered into a Non-Competition Agreement under which he has agreed to not compete with the Company for the one-year period following the termination of his employment with the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. If, within 24 months following a "Change of Control" (as defined in paragraph 2 below), Executive's employment with the Company terminates for any reason, either voluntary or involuntary, other than for death or total disability and other than for "Cause" (as defined in paragraph 3 below):

                  (a) the Company will pay to Executive within 30 days of such termination of employment a lump-sum cash payment equal to 299% of his average annual base salary and bonus for the most recent three calendar years ended before the Change of Control (or for such shorter portion of that period as Executive performed services for the Company); and

                  (b) Executive, together with his dependents, will continue following such termination of employment to participate fully in all accident and health plans maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the first anniversary of such termination; and

                  (c) the Company will promptly reimburse Executive for any and all legal fees and expenses incurred by him to enforce the provisions of this Agreement.

         2. A Change of Control will occur for purposes of this Agreement if there occurs a "Sale" as defined in the Stock Restriction Agreement dated as of the date hereof between the Executive and the Company (the "Stock Restriction Agreement").

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         3. "Cause" shall have the meaning ascribed to it in the Stock
Restriction Agreement.

         4. If there has been a termination to which paragraph 1 applies, and the Company and Executive agree that Executive shall provide post-termination consulting or other services to the Company, the Company shall be entitled to reduce its payment for such post-termination consulting or other services to the extent of the payment made by it pursuant to paragraph 1. This paragraph 4 shall not obligate either the Company or Executive to agree to Executive's provision of post-termination services.

         5. In the case of any dispute under this Agreement, Executive may initiate binding arbitration in Boston, Massachusetts, before the American Arbitration Association by serving a notice to arbitrate upon the Company or, at Executive's election, institute judicial proceedings, in either case within 90 days of the effective date of his termination or, if later, his receipt of notice of termination, or such longer period as may be reasonably necessary for Executive to take such action if illness or incapacity should impair his taking such action within the 90-day period. The Company shall not have the right to initiate binding arbitration, and agrees that upon the initiation of binding arbitration by Executive pursuant to this paragraph 5 the Company shall cause to be dismissed any judicial proceedings it has brought against Executive relating to this Agreement. The Company authorizes Executive from time to time to retain counsel of his choice to represent Executive in connection with any and all actions, proceedings, and/or arbitration, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, which may affect Executive's rights under this Agreement. The Company agrees (i) to pay the fees and expenses of such counsel, (ii) to pay the cost of such arbitration and/or judicial proceeding, and (iii) to pay interest to Executive on all amounts owed to Executive under this Agreement during any period of time that such amounts are withheld pending arbitration and/or judicial proceedings. Such interest will be at the base rate as announced from time to time by The First National Bank of Boston, or its successor.

         In addition, notwithstanding any existing prior attorney-client relationship between the Company and counsel retained by Executive, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel and agrees that a confidential relationship shall exist between Executive and such counsel.

         6. If the Company is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are transferred to another corporation or other entity, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other


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entity resulting from such merger or consolidation or the acquirer of such assets, and this paragraph 6 will apply in the event of any subsequent merger or consolidation or transfer of assets.

         In the event of any merger, consolidation, or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

         In the event of any merger, consolidation or sale of assets described above, references to the Company in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.

         7. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

         8. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

         9. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without Cause; provided that the Executive shall have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.

         10. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties.

         11. This Agreement shall not apply to a Change of Control which takes place after the third anniversary of the date first written above.


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         Payments made by the Company pursuant to this Agreement shall be in lieu of severance payments, if any, which might otherwise be available to Executive.

         The provisions of this Agreement, shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives, and assigns, and the Company and its successors.

         The validity, interpretation, and effect of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

         The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

         No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

         IN WITNESS WHEREOF, the Company and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

AKAMAI TECHNOLOGIES, INC.


By: /s/ Daniel Lewin                                /s/ George Conrades
    ----------------------------               -----------------------------
    Daniel Lewin, President                           George Conrades


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